UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: January 16, 2013
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware    0-27275    04-3432319
(State or Other Jurisdiction of Incorporation)    (Commission File Number)    (IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)     (Zip Code)
Registrant's telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2013 Executive Compensation Arrangements
On January 16, 2013, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Akamai Technologies, Inc. ("Akamai" or the "Company") adopted cash and equity compensation programs for 2013 for the following individuals (our principal executive officer, principal financial officer and other named executive officers): F. Thomson Leighton, Chief Executive Officer; James Benson, Chief Financial Officer; Melanie Haratunian, Executive Vice President and General Counsel; and Robert Hughes, President - Worldwide Operations (each, an “Executive” and collectively, the “Executives”).
The cash incentive components of the 2013 compensation program provide for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Specifically, each Executive's cash bonus is weighted as follows: 40% based on Akamai's achievement of a specified revenue target for fiscal year 2013; 40% based on Akamai's achievement of a specified normalized pre-tax income target for fiscal year 2013; and 20% based on achievement of individual or departmental performance goals. Calculation of performance against the revenue target will take into account the impact of foreign currency fluctuations. The new base salary will take effect on April 1, 2013 for Mr. Benson; January 1, 2013 was the effective date for the others individuals' salaries. Below we use the term “2013 base salary earnings” to refer to the aggregate amount of base salary paid to an Executive during the 2013 calendar year.
For Dr. Leighton, his base salary will be $1.00, with a target and maximum cash bonus equal to 100% of his 2013 base salary earnings. For Mr. Benson, his new base salary will be $400,000, with a target and cash bonus equal to 75% of his 2013 base salary earnings and a maximum cash bonus equal to 135% of his 2013 base salary earnings. For Ms. Haratunian, her new base salary will be $400,000, with a target cash bonus equal to 65% of her 2013 base salary earnings and a maximum cash bonus equal to 117% of her 2013 base salary earnings. For Mr. Hughes, his new base salary will be $500,000, with a target cash bonus equal to 100% of his 2013 base salary earnings and a maximum cash bonus equal to 180% of his 2013 base salary earnings.
As described in the table below, the Compensation Committee also approved the grant to each Executive of restricted stock units (“RSUs”) and stock options, in each case issuable pursuant to the Akamai Technologies, Inc. 2009 Stock Incentive Plan as follows:

Name	Dollar Value of Stock Option Awards	Dollar Value of Restricted Stock Units with Annual Vesting Granted	Dollar Value of Performance-Vested Restricted Stock Units Granted (maximum deliverable)
F. Thomson Leighton	$1,500,000	$2,250,000	$7,500,000
James Benson	$320,000	$480,000	$1,600,000
Melanie Haratunian	$200,000	$300,000	$1,000,000
Robert W. Hughes	$600,000	$900,000	$3,000,000

    The options and RSUs will have an effective grant date of the second day following the Company's release of financial results for fiscal year 2012; the effective date is expected to be February 8, 2013. The exercise price for the options will be the closing sale price of Akamai's common stock as reported on the Nasdaq Global Select Market on the grant date (the “FMV”). The aggregate number of options to be granted to each Executive will be calculated by applying a Black Scholes option pricing model to the value listed in the chart above based on the exercise price of the options. The options will vest as follows: 1/3 on each of the first, second and third anniversaries of the effective date. The options are subject to the terms of the Company's standard form of stock option agreement previously filed with the Securities and Exchange Commission on November 9, 2012.
The number of RSUs to be issued will be calculated by dividing the dollar value set forth above by the FMV. Each RSU represents the right to receive one share of Akamai common stock upon vesting. RSUs with annual vesting vest as follows: 1/3 on each of the first, second and third anniversaries of the date of grant. As described in the following paragraphs, the performance-vested RSUs will only become issuable to the extent that the Company exceeds the 2013 performance targets for the following metrics that have been established by the Compensation Committee (weighted as indicated by the associated percentage figures): total revenue from the Company's cloud services (40%); total revenue from new services introduced by the Company (25%); total revenue from the Company's content delivery services (20%); and total free cash flow earned by the Company (15%). Calculation of performance against revenue targets will take into account the impact of foreign currency fluctuations. For each metric, there is a threshold, at which 25% of the maximum number of RSUs will become issuable; a target at which 50% of the maximum issuable number of RSUs will become issuable; and a maximum achievement level at which the maximum number of performance-vested RSUs attributable to such metric will become issuable. Such levels are reflected below:

	Threshold Performance		Target Performance		Maximum Performance
Metric	Achievement Against Target	Payout as % of Maximum	Achievement Against Target	Payout as % of Maximum	Achievement Against Target	Payout as % of Maximum
Cloud Revenue	95%	25%	100%	50%	105%	100%
New Services Revenue	80%	25%	100%	50%	120%	100%
Content Delivery Revenue	95%	25%	100%	50%	105%	100%
Free Cash Flow	95.5%	25%	100%	50%	107%	100%

Pro-rata amounts will be issuable for performance between threshold and target and target and maximum.
To the extent performance-vested RSUs become issuable, they will vest in two equal installments on the second and third anniversaries of the date of grant. The foregoing description of the RSUs is qualified in its entirety by the text of the relevant RSU agreements, each of which was previously filed with the Securities and Exchange Commission on November 9, 2012.
Executive Vice Chairman Compensation
On January 16, 2013, the Board of Directors elected Paul Sagan as Executive Vice Chairman. The Compensation Committee approved the following annual compensation for Mr. Sagan: deferred stock units, which vest over two years (50% on the first anniversary of the date of grant and then in equal quarterly installments of 12.5% each quarter thereafter) having an initial value of $220,000 and $120,000 in cash. We expect to issue the deferred stock units in May.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President and General Counsel